As filed with the Securities and Exchange Commission on October 27, 2003

Registration No. 333-58305

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LINCOLN ELECTRIC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1860551
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

22801 Saint Clair Avenue Cleveland, Ohio 44117-1199 (Address of Principal Executive Offices) (Zip Code)

LINCOLN ELECTRIC HOLDINGS, INC. 1998 STOCK PLAN
(AS AMENDED, RESTATED AND RENAMED AS OF MAY 1, 2003)

Frederick G. Stueber, Esq.
Senior Vice President, General Counsel and Secretary
Lincoln Electric Holdings, Inc.
22801 Saint Clair Avenue
Cleveland, Ohio 44117-1199
(Name and Address of Agent for Service)

(216) 481-8100
(Telephone Number, Including Area Code, of Agent For Service)

This Post-Effective Amendment No. 1 is being filed to show the new name of the plan on the cover page and to add new Exhibits 4(a) and 23 to the Registration Statement.

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

Part II
Item 8. Exhibits
SIGNATURES
EX-23 Consent of Independent Auditors

Part II

     Part II of Registration Statement No. 333-58305 on Form S-8, filed with the Securities and Exchange Commission (“SEC”) on July 1, 1998, is hereby amended by adding new Exhibits 4(a) and 23:

Item 8.    Exhibits

4(a)	Lincoln Electric Holdings, Inc. 1998 Stock Plan (as Amended, Restated and Renamed as of May 1, 2003) (filed as Appendix B to the Registrant’s Proxy Statement March 31, 2003, SEC File No. 0-1402, and incorporated herein by reference and made a part hereof.)

23	Consent of Independent Auditors

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-58305 on Form S-8 (“Post-Effective Amendment No. 1”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 24, 2003.

LINCOLN ELECTRIC HOLDINGS, INC.

By:	/s/ H. Jay Elliott H. Jay Elliott, Senior Vice President, Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been executed by the following persons in the capacities indicated as of October 24, 2003.

Signature	Title

* Anthony A. Massaro	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

* H. Jay Elliott	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

Harold L. Adams	Director

* Harry Carlson	Director

Ranko Cucuz	Director

* David H. Gunning	Director

Robert J. Knoll	Director

* Paul E. Lego	Director

Signature	Title

* G. Russell Lincoln	Director

* Kathryn Jo Lincoln	Director

* Henry L. Meyer III	Director

Hellene S. Runtagh	Director

* Frank L. Steingass	Director

* John M. Stropki, Jr.	Director, Executive Vice President and Chief Operating Officer

     * Frederick G. Stueber, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to individual powers of attorney for each person filed as Exhibit 24 to Registration Statement No. 333-58305 on Form S-8 with the Securities and Exchange Commission.

October 24, 2003	By:	/s/ Frederick G. Stueber Frederick G. Stueber, Attorney-in-Fact